American Skiing Company
          Announces Fiscal 2003 First Quarter and 2002 Year End Results


PARK CITY, UTAH - March 7, 2003 -- American Skiing Company (OTC: AESKE) today announced that the previously announced re-audit of the Company's fiscal 2001 and 2000 financial statements has been completed and that its Annual Report on Form 10-K for the fiscal year ended July 28, 2002 and its Quarterly Report on Form 10-Q for the quarter ended October 27, 2002, have been filed with the Securities and Exchange Commission. This press release provides summary financial information. For more detailed information, please refer to the Company's Annual Report on Form 10-K and its Quarterly Report on Form 10-Q.

"As we entered the 2002/2003 ski season, our resort operations were in a stronger position than at any other time in recent history," said CEO B.J. Fair. "During the last year, we improved our cost structure and significantly reduced resort debt through the sales of Heavenly and Sugarbush resorts. In addition, the recent refinancing of our resort credit facility provides even greater operating flexibility as we move through the current ski season and beyond."

Early Season Results

"Favorable weather conditions in the east and significant snowfall in Colorado set the stage for a much better start to the ski season," said Fair. "Almost all of our resorts generated increases in early season visitation over last year when we were hampered by poor weather in the east, the impact of the Olympics on the Utah market and reduced destination travel resulting from the 9/11 event. Through the end of our second fiscal quarter, our eastern resorts generated a 14% increase in year-to-date skier visits with The Canyons showing growth of more than 20% and Steamboat posting a modest 4% increase."

Thanksgiving

Thanksgiving results at eastern resorts improved sharply as a result of favorable weather conditions which allowed the Company's snowmaking operations to open substantially more terrain than in the prior year. All of the Company's eastern resorts were open by November 29th with much better skiing and riding conditions than in the 2001/2002 ski season. Killington resort set an all time record for skier visits during Thanksgiving weekend and other eastern resorts recorded sharply higher visitation compared to the prior year.

In the west, The Canyons has capitalized on the worldwide attention generated by the 2002 Winter Olympic Games and NBC's Today Show, which made its home at the resort during the games. As a result, The Canyons reported a significant increase in visitation and, despite less than favorable snow conditions, performed close to plan.

Holiday Season

Early season momentum continued through the two week Christmas and New Year's Holiday period with the Company posting an 8% increase in skier visits. In the east, skier visits for the two week holiday period were 8% higher than last year with Killington and Mount Snow reporting a 6% and a 39% increase, respectively. In the west, The Canyons enjoyed a 39% increase in visits during the holiday period, despite less than optimal snow conditions. Skier visits at Steamboat increased moderately over the same period in the 2001/2002 ski season.

By the close of the holiday period, year-to-date skier visits for the Company were more than 22% higher than at the same time last season with eastern resorts showing a 29% improvement. Total skier visits for The Canyons and Steamboat were up 18% and 7% year-over-year, respectively.

Season Pass Sales and Reservation Activity(1)

As of January 26, 2003, the Company reported that as a result of more effective planning and marketing, season pass sales increased approximately 7% year-over-year with The Canyons posting a 58% increase. The Company's online multi-day ticket product, mEticket, continues to grow in popularity among the Company's loyal customer base of skiers and riders with sales more than 14% higher year-over-year.

Resort Operations Recent Trends

Although the Company's operating results from July 29, 2002 through January 26, 2003 were stronger than the comparable period of the prior year, the Company has experienced significant softening in skier visits, call volume and reservation activity in subsequent weeks which may be attributable to extreme cold temperatures in the east, the soft economy, as well as concerns about the potential for war in the Middle East and terrorist activity in the United States. This recent trend has partially offset early season improvements in operating results. Furthermore, consumers continue to book their reservations closer to the actual date of travel making it increasingly difficult for the Company to forecast future performance.


(1) Season pass revenues are recognized ratably over the 2nd and 3rd quarters.

Real Estate Update

The Company reported that it is continuing negotiations with the lenders under its senior secured credit facility for its primary real estate development subsidiary, American Skiing Company Resort Properties ("ASCRP"), as part of the Company's ongoing effort to restructure ASCRP's real estate debt. As previously reported, ASCRP has been in payment default under its senior secured credit facility since May 2002. Management believes that it is close to finalizing an agreement with the lenders that entails the formation of a new company to hold ASCRP's real estate development assets. The equity in the new company is expected to be held by lenders under the senior secured credit facility, and ASCRP.

The ASCRP senior secured credit facility, as previously reported, remains in default pending completion of these negotiations. There can be no assurance that negotiations will be successfully completed, or that the payment defaults pending under the facility can be satisfactorily resolved, if at all. For more detail, please refer to the Company's Form 10-K and Form 10-Q, each filed with the Securities and Exchange Commission on March 7, 2003.

Real Estate Operations Recent Trends

Over the past several months, the Company has seen a reduction in sales volume and sales leads at its Grand Summit properties at Steamboat and The Canyons. These reduced sales volumes are below the Company's anticipated levels for this period. The Company believes that this is primarily the result of continuing disruptions related to its real estate restructuring efforts, which have impacted real estate sales interest at both resorts, as well as weakening economic conditions and difficulty of some potential buyers in obtaining end loan financing for fractional real estate purchases. Management is monitoring developing economic conditions and implementing new and re-energized sales and marketing programs to take advantage of visitation during the remaining ski season.

Non-GAAP Financial Measurements

Resort and Real Estate earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") are not measurements calculated in accordance with Generally Accepted Accounting Principles ("GAAP") and should not be considered as alternatives to operating or net income as an indicator of operating performance, cash flows as a measure of liquidity or any other GAAP determined measurement. Management believes certain items excluded from Resort and/or Real Estate EBITDA, such as the write-off of deferred financing costs, non-cash charges for stock compensation awards, and merger, restructuring and asset impairment charges are significant components in understanding and assessing the Company's financial performance. In addition, the Company has excluded other items from EBITDA in order to facilitate comparisons with previously announced operating results. These items include hotel pre-opening costs associated with the Steamboat Grand Hotel, EBITDA losses and earnings from Sugarbush Resort, the loss on the sale of development rights for the Heavenly Grand Summit quartershare hotel and the loss on the settlement of a contract dispute with the general contractor at The Canyons. Other companies may define

EBITDA differently, and as a result, such measures may not be comparable to the Company's reported EBITDA. Management has included information concerning Resort and Real Estate EBITDA because it believes that EBITDA is an indicative measure of the Company's operating performance and is generally used by other leisure and hospitality operators and investors to evaluate companies in the resort industry.

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: the Company's substantial leverage; restrictions on the Company's ability to access sources of capital; changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; competition and pricing pressures; negative impact on the demand for the Company's products resulting from terrorism and the availability of air travel (including the effects of airline bankruptcies); the Company's inability to complete its restructuring plan; the payment default under the Company's real estate credit facilities and its effect on the results and operations of the Company's real estate segment; the Company's failure to improve its operations to meet financial covenants; the loss of the Company's executive officers or key operating personnel; the possibility of war and its effect on the ski, resort, leisure and travel industries; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local regulations affecting both the Company's resort operating and real estate segments; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations; and other risk factors listed from time-to-time in American Skiing Company's documents filed with the Securities and Exchange Commission. This list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward looking statements included in this press release are made only as of the date of this press release and under section 27A of the Securities Act and section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

                    American Skiing Company and Subsidiaries
                   Consolidated Unaudited Financial Statements
               (in thousands of dollars except per share amounts)
                                            Three Months Ended (1)

Net revenues:                       October 27, 2002     October 28, 2001
                                    ----------------     ----------------
    Resort                            $  16,911            $  17,322
    Real estate                           3,714                2,791
                                    -------------------------------------
        Total net revenues               20,625               20,113
                                    -------------------------------------

Operating expenses:
    Resort                               22,500               23,411
    Real estate                           3,576                4,109
    Marketing, general and
      administrative                     10,033                9,805
    Restructuring charges (2)                 -                1,626
    Depreciation and amortization         3,571                3,929
                                    -------------------------------------
        Total operating expenses         39,680               42,880
                                    -------------------------------------
Loss from operations                    (19,055)             (22,767)
Interest expense, net                    11,119               13,711
                                    -------------------------------------
Loss from continuing operations         (30,174)             (36,478)

Discontinued operations (3)
    Loss from operations of
      Heavenly resort                         -               (2,727)
                                    -------------------------------------

Loss before accounting changes          (30,174)             (39,205)

Cumulative effect of change in
  accounting principle                        -               18,658
                                    -------------------------------------

Net loss before preferred
  stock dividends                       (30,174)             (57,863)

Accretion of discount and dividends
  accrued on mandatorily redeemable
  preferred stock                         8,931                7,686
                                    -------------------------------------

Net loss available to common
  shareholders                        $ (39,105)           $ (65,549)
                                    =====================================

Basic and diluted loss per common share:

Loss from continuing operations       $   (1.23)           $   (1.40)
Loss from discontinued operations             -                (0.09)
Cumulative effect of change in
  accounting principle                        -                (0.60)
                                    --------------------------------------
Net loss available to common
  shareholders                        $   (1.23)           $   (2.09)
                                    ======================================
Weighted average common shares
  outstanding                            31,724               31,344
                                    ======================================

(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are included through that date.
(2) For a more detailed discussion of restructuring charges and the events that gave rise to them, please refer to the Company's Form 10-K and Form 10-Q, each dated March 7, 2003, on file with the Securities and Exchange
     Commission.
(3) Heavenly resort was sold on May 9, 2002.


                      American Skiing Company and Subsidiaries
                    Consolidated Unaudited Financial Statements
                 (in thousands of dollars except per share amounts)

                                               Three Months Ended (1)(2)

                                          October 27, 2002      October 28, 2001
Reconciliation to Consolidated EBITDA     --------------------------------------
Loss from continuing operations           $  (30,174)           $  (36,478)
Interest Expense, net                         11,119                13,711
Depreciation and amortization                  3,571                 3,929
Restructuring charges                              -                 1,626
                                          --------------------------------------
Consolidated EBITDA                          (15,484)              (17,212)
                                          --------------------------------------
Sugarbush EBITDA Loss                              -                   902
                                          --------------------------------------
Total EBITDA excluding other items        $  (15,484)           $  (16,310)
                                          ======================================

Reconciliation to Resort EBITDA
Loss from continuing resort operations    $  (24,858)           $  (30,059)
Interest expense, net                          6,264                 9,272
Depreciation and amortization                  2,972                 3,267
Restructuring charges                              -                 1,626
                                          --------------------------------------
Resort EBITDA                                (15,622)              (15,894)
                                          --------------------------------------
Sugarbush EBITDA Loss                              -                   902
                                          --------------------------------------
Resort EBITDA excluding other items       $  (15,622)           $   (14,992)
                                          ======================================

Reconciliation to Real Estate EBITDA
Loss from continuing resort operations        (5,316)                (6,419)
Interest expense, net                          4,855                  4,439
Depreciation and amortization                    599                    662
                                          --------------------------------------
Real Estate EBITDA                        $      138            $    (1,318)
                                          ======================================

(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are included through that date.
(2)  Excludes operating results from Heavenly which was sold on May 9, 2002.

             American Skiing Company and Subsidiaries
          Unaudited Balance Sheet Data - October 27, 2002
                     (in thousands of dollars)

Real estate developed for sale                 $  48,603
Total assets                                     523,634
Total resort debt                                226,503
Total real estate debt                           103,237
                                          ----------------------
    Total debt                                   329,740

Less: cash and cash equivalents                    7,371
                                          ----------------------
    Net debt                                     322,369


                    American Skiing Company and Subsidiaries
                         Unaudited Supplemental Data
                          (in thousands of dollars)

                                    Thirteen Weeks Ended
                         -------------------------------------------
                           October 27, 2002     October 28, 2001     % Change
Resort revenues (1)(2)
Lift Tickets               $       120          $        38            216%
Food and beverage                3,696                3,610              2%
Retail sales                       886                1,027            -14%
Skier Development                   82                   93            -12%
Golf, summer activities          3,613                3,777             -4%
Lodging and Property             5,907                5,666              4%
Miscellaneous Revenue            2,607                3,111            -16%
                          -----------------------------------------------------
Total resort revenues     $     16,911          $    17,322             -2%
                          =====================================================


                    American Skiing Company and Subsidiaries
                Unaudited Supplemental Data (excluding Sugarbush)
                            (in thousands of dollars)

                                    Thirteen Weeks Ended
                         -------------------------------------------
                           October 27, 2002     October 28, 2001     % Change
Resort revenues (1)(2)
Lift Tickets               $       120          $        38            216%
Food and beverage                3,696                3,502              6%
Retail sales                       886                1,025            -14%
Skier Development                   82                   93            -12%
Golf, summer activities          3,613                3,482              4%
Lodging and Property             5,907                5,387             10%
Miscellaneous Revenue            2,607                3,098            -16%
                          ------------------------------------------------------
Total resort revenues      $    16,911          $     16,625             2%
                          ======================================================

(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are are included through that date.
(2)  Excludes operating results from Heavenly which was sold on May 9, 2002.


                    American Skiing Company and Subsidiaries
                        Consolidated Financial Statements
               (in thousands of dollars except per share amounts)

                                                         Unaudited                  Unaudited
                                                   Three Months Ended (1)      Twelve Months Ended (1)

                                               July 28, 2002  July 29, 2001  July 28, 2002  July 29, 2001
Net revenues:                                  -------------  -------------  -------------  -------------
    Resort                                     $      14,485  $      15,525  $     243,842  $     275,686
    Real estate                                        5,811         23,519         28,274         96,864
                                               ----------------------------------------------------------
        Total net revenues                            20,296         39,044        272,116        372,550
                                               ----------------------------------------------------------

Operating expenses:
    Resort                                            20,228         18,349        166,968        187,715
    Real estate                                        5,689         27,111         30,091         93,422
    Marketing, general and administrative              8,220         11,604         46,699         49,011
    Merger, restructuring and
        asset impairment charges (2)                  83,729         70,290        111,608         76,015
    Depreciation and amortization                      4,642          4,116         30,846         38,041
    Write-off of deferred financing costs (3)          3,338                         3,338
                                               ----------------------------------------------------------
        Total operating expenses                     125,846        131,470        389,550        444,204
                                               ----------------------------------------------------------

Loss from operations                                (105,550)       (92,426)      (117,434)       (71,654)

Interest expense, net                                 12,226         12,992         50,144         53,372
                                               ----------------------------------------------------------
Loss from continuing operations                     (117,776)      (105,418)      (167,578)      (125,026)

Discontinued operations (4)
    Income (Loss) from operations of
      Heavenly resort                                  2,668         (2,732)        12,317          4,302
                                               ----------------------------------------------------------

Loss before cumulative effects of changes in        (115,108)      (108,150)      (155,261)      (120,724)
    accounting principles

Cumulative effects of changes in accounting
    principles, net of taxes of $0 and $(1,538),
      respectively                                         -              -        (18,658)         2,509
                                               ----------------------------------------------------------

Loss before preferred stock dividends               (115,108)      (108,150)      (173,919)      (118,215)

Accretion of discount and dividends accrued on
    mandatorily redeemable preferred stock             8,534          6,077         32,791         23,357
                                               ----------------------------------------------------------

Net loss available to common shareholders      $    (123,642) $   (114,227)  $  (  206,710) $    (141,572)
                                               ==========================================================

Basic and diluted loss per common share:
Loss from continuing operations before
  cumulative effects of changes in
  accounting principles                        $       (3.98) $      (3.64)  $       (6.34) $       (4.86)
Income (loss) from discontinued operations              0.08         (0.09)           0.39           0.14
Cumulative effects of changes in accounting
  principles, net of taxes                                 -             -           (0.59)          0.08
                                               ----------------------------------------------------------
Net loss available to common shareholders      $       (3.90) $      (3.73)  $       (6.54) $       (4.64)
                                               ==========================================================
Weighted average shares outstanding                   31,719        30,653          31,628         30,525
                                               ==========================================================


(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are included through that date.
(2) For a more information, including a detailed discussion of significant write-offs and charges, please refer to the Company's Form 10-K and Form
     10-Q, each dated March 7, 2003, on file with the Securities and Exchange
     Commission.
(3)  Write-off of deferred financing costs associated with the sale of Heavenly.
(4)  Heavenly resort was sold on May 9, 2002.

                    American Skiing Company and Subsidiaries
                  Unaudited Consolidated Financial Statements
                           (in thousands of dollars)


                                                     Three Months Ended (1)(2)             Twelve Months Ended (1)(2)
Reconciliation to Consolidated EBITDA           July 28, 2002      July 29, 2001       July 28, 2002      July 29, 2001
                                                -------------      -------------       -------------      -------------
Loss from continuing operations                 $   (117,776)      $   (105,418)       $   (167,578)      $   (125,026)
Interest expense, net                                 12,226             12,992              50,144             53,372
Depreciation and amortization                          4,642              4,116              30,846             38,041
Write-off of deferred financing costs (3)              3,338                  -               3,338                  -
Merger, restructuring and asset impairment
  charges (4)                                         83,729             70,290             111,608             76,015
                                                -----------------------------------------------------------------------
Consolidated EBITDA                                  (13,841)           (18,020)             28,358             42,402
                                                -----------------------------------------------------------------------
Steamboat hotel pre-opening costs (5)                      -                  -                   -                800
Sugarbush Resort EBITDA Loss (Earnings)                   13              1,092                 935             (1,635)
Loss on development rights for Heavenly
  Grand Summit (6)                                         -                234                   -              1,034
Settlement of contract dispute at The Canyons (7)          -              1,300                   -              1,300
                                                -----------------------------------------------------------------------
Consolidated EBITDA excluding other items       $    (13,828)      $    (15,394)       $     29,293       $     43,901
                                                =======================================================================

Reconciliation to Resort EBITDA
Loss from continuing resort operations          $    (48,844)      $    (89,824)       $    (82,494)      $    (93,925)
Interest expense, net                                  6,680              6,384              32,479             26,363
Depreciation and amortization                          4,590              3,422              28,940             35,205
Write-off of deferred financing costs (3)              3,338                  -               3,338                  -
Merger, restructuring and asset impairment
  charges (4)                                         20,273             65,591              47,912             71,316
                                                ------------------------------------------------------------------------
Resort EBITDA                                        (13,963)           (14,427)             30,175             38,959
                                                ------------------------------------------------------------------------
Steamboat hotel pre-opening costs (5)                      -                  -                   -                800
Sugarbush Resort EBITDA Loss (Earnings)                   13              1,092                 935             (1,635)
                                                ------------------------------------------------------------------------
Resort EBITDA excluding other items             $    (13,950)      $    (13,335)       $     31,110       $     38,124
                                                ========================================================================

Reconciliation to Real Estate EBITDA
Loss from continuing real estate operations     $    (68,932)      $    (15,594)       $    (85,084)      $    (31,101)
Interest expense, net                                  5,546              6,608              17,665             27,009
Depreciation and amortization                             52                694               1,906              2,836
Merger, restructuring and asset impairment
  charges (4)                                         63,456              4,699              63,696              4,699
                                                -------------------------------------------------------------------------
Real Estate EBITDA                                       122             (3,593)             (1,817)             3,443
                                                -------------------------------------------------------------------------
Loss on development rights for Heavenly
  Grand Summit (6)                                         -                234                   -              1,034
Settlement of contract dispute at The Canyons (7)          -              1,300                   -              1,300
                                                -------------------------------------------------------------------------
Real Estate EBITDA excluding other items        $        122        $    (2,059)        $    (1,817)      $      5,777
                                                =========================================================================

(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are included through that date.
(2)  Excludes operating results from Heavenly which was sold on May 9, 2002.
(3)  Write-off of deferred financing costs associated with the sale of Heavenly.
(4) For a more information, including a detailed discussion of significant write-offs and charges, please refer to the Company's Form 10-K and Form
     10-Q, each dated March 7, 2003, on file with the Securities and Exchange
     Commission.
(5) Steamboat Grand pre-opening expenses are included in resort operating expenses.
(6) The loss on the sale of development rights for the Heavenly Grand Summit quartershare hotel is included in real estate operating expenses
(7) The loss on the settlement of a contract dispute with the general contractor at The Canyons is included in real estate operating expenses.

               American Skiing Company and Subsidiaries
             Unaudited Balance Sheet Data - July 28, 2002
                      (in thousands of dollars)

Real estate developed for sale         $     50,878
Total assets                                521,993
Total resort debt                           218,700
Total real estate debt                      102,341
                                      ---------------------
    Total debt                              321,041

Less: cash and cash equivalents               6,924
                                      ---------------------
    Net debt                                314,117


                    American Skiing Company and Subsidiaries
                       Unaudited Supplemental Revenue Data
                            (in thousands of dollars)

                                         Fiscal Year Ended
                             ----------------------------------------------
                             July 28, 2002     July 29, 2001      % Change
Resort revenues (1)(2)
Lift Tickets                 $     104,430     $     119,278         -12%
Food and beverage                   35,579            39,643         -10%
Retail sales                        25,087            29,801         -16%
Skier Development                   20,075            22,384         -10%
Golf, summer activities              6,990             7,223          -3%
Lodging and Property                37,556            40,843          -8%
Miscellaneous Revenue               14,125            16,514         -14%
                           ------------------------------------------------
Total resort revenues        $     243,843     $     275,686         -12%
                           ================================================


                    American Skiing Company and Subsidiaries
            Unaudited Supplemental Revenue Data (excluding Sugarbush)
                            (in thousands of dollars)

                                        Fiscal Year Ended
                             --------------------------------------------
                             July 28, 2002      July 29, 2001   % Change
Resort revenues  (2)
Lift Tickets                 $    104,430       $     110,854        -6%
Food and beverage                  35,471              37,491        -5%
Retail sales                       25,085              27,986       -10%
Skier Development                  20,075              21,189        -5%
Golf, summer activities             6,696               6,617         1%
Lodging and Property               37,262              38,305        -3%
Miscellaneous Revenue              14,110              16,153       -13%
                            ---------------------------------------------
Total resort revenues       $     243,129       $     258,595        -6%
                            =============================================

                                         Fiscal Year Ended
                             ------------------------------------------
Unaudited Skier Visits (2)          July 28, 2002        July 29, 2001
                             ------------------------------------------
Attitash                              190,123              220,203
The Canyons                           287,843              303,315
Killington                            952,997            1,084,718
Mount Snow                            471,628              558,194
Sugarbush                                   -              358,728
Sugarloaf                             331,279              355,154
Sunday River                          521,080              546,885
Steamboat                           1,001,003            1,003,317
                             ------------------------------------------
Total Skier Visits                  3,755,953            4,430,514
                             ------------------------------------------
Total excluding Sugarbush           3,755,953            4,071,786
                             ==========================================

(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are included through that date.
(2)  Excludes operating results from Heavenly which was sold on May 9, 2002.